EXHIBIT 99

The following should be read in conjunction with the condensed consolidated financial statements (and the accompanying notes thereto) of The ServiceMaster Company (the “Company” or “ServiceMaster”) as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

In the first quarter of 2011, ServiceMaster concluded that TruGreen LandCare did not fit within the long-term strategic plans of the Company and committed to a plan to sell the business. On April 21, 2011, the Company entered into a purchase agreement to sell the TruGreen LandCare business, and the disposition was effective as of April 30, 2011. The financial results, as well as the assets and liabilities, of the TruGreen LandCare business are reported in discontinued operations for all periods presented.

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period. Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s cash flow or liquidity. “Adjusted EBITDA” means net income (loss) before net income (loss) from discontinued operations; provision (benefit) for income taxes; other expense; interest expense and interest and net investment income; and depreciation and amortization expense; as well as adding back interest and net investment income and residual value guarantee charges. “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA an amount equal to the non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger (1). “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges and management and consulting fees paid to Clayton, Dubilier & Rice, Inc. (now operated as Clayton, Dubilier & Rice, LLC, “CD&R”), Citigroup Private Equity LP (together with its affiliate, Citigroup Alternative Investments LLC, “Citigroup”), BAS Capital Funding Corporation (“BAS”) and J.P. Morgan Ventures Corporation (now known as JPMorgan Chase Funding Inc., “JPMorgan”). On September 30, 2010, Citigroup transferred the management responsibility for certain investment funds that own shares of common stock of ServiceMaster Global Holdings, Inc., the ultimate parent company of ServiceMaster, to StepStone Group LLC (“StepStone” and collectively with CD&R, Citigroup, BAS and JPMorgan, the “Equity Sponsors”) and its proprietary interest in such investment funds to Lexington Partners Advisors LP. Citigroup also assigned its obligations and rights under its consulting agreement to StepStone, and beginning in the fourth quarter of 2010, the consulting fee otherwise payable to Citigroup became payable to StepStone.

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, the Company excludes residual value guarantee charges that do not result in additional cash payments to exit the facility at the end of the lease term.  The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash stock-based compensation expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger. The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges and management and consulting fees paid to the Equity Sponsors. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors, analysts and other interested parties in their analysis of the Company’s operating results.

Charges relating to stock-based compensation expense and the impact of purchase accounting are non-cash and the exclusion of the impact of these items from Comparable Operating Performance and Operating Performance allows investors to understand the current period results of operations of the business on a comparable basis with previous periods and, secondarily, gives the investors added insight into cash earnings available to service the Company’s debt. We believe this to be of particular importance to the Company’s public investors, which are debt holders. The Company also believes that the exclusion of the impact of purchase accounting and non-cash stock-based compensation expense may provide an additional means for comparing the Company’s performance to the performance of other companies by eliminating the impact of differently structured equity-based, long-term incentive plans (although care must be taken in making any such comparison, as there may be inconsistencies among companies in the manner of computing similarly titled financial measures).

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the methods of calculation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                 Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements; and

•                  Comparable Operating Performance and Operating Performance do not include the impact of purchase accounting and non-cash stock-based compensation expense, the latter of which may cause the overall compensation cost of the business to be understated.

(1)          On July 24, 2007, ServiceMaster was acquired pursuant to a merger transaction (the “Merger”) whereby ServiceMaster was merged with and into an indirect wholly owned subsidiary of ServiceMaster Global Holdings, Inc.

Operating Revenues and Operating Performance by operating segment are as follows:

	Three months ended September 30,
(In thousands)	2011	2010
Operating Revenue:
TruGreen	$367,122	$371,298
Terminix	300,605	295,172
American Home Shield	204,649	196,913
ServiceMaster Clean	36,398	34,041
Other Operations and Headquarters	22,146	21,558
Total Operating Revenue	$930,920	$918,982

Operating Performance:
TruGreen	$90,880	$80,985
Terminix	67,697	63,389
American Home Shield	40,736	41,276
ServiceMaster Clean	15,864	15,594
Other Operations and Headquarters	(21,313)	(23,207)
Total Operating Performance	$193,864	$178,037

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations	$(665)	$(2,147)

	Nine months ended September 30,
(In thousands)	2011	2010
Operating Revenue:
TruGreen	$886,405	$874,022
Terminix	919,019	889,482
American Home Shield	540,907	513,910
ServiceMaster Clean	102,100	98,337
Other Operations and Headquarters	64,600	63,438
Total Operating Revenue	$2,513,031	$2,439,189

Operating Performance:
TruGreen	$159,605	$152,930
Terminix	230,773	217,539
American Home Shield	109,439	93,944
ServiceMaster Clean	44,379	45,278
Other Operations and Headquarters	(62,837)	(65,602)
Total Operating Performance	$481,359	$444,089

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations	$(2,687)	$3,335

The following table presents reconciliations of operating income, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

(in thousands)	TruGreen	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Three months ended September 30, 2011

Operating income (loss)(1)	$79,138	$48,634	$30,993	$14,236	$(27,502)	$145,499
Depreciation and amortization expense	11,066	18,587	4,059	1,454	3,041	38,207
EBITDA	90,204	67,221	35,052	15,690	(24,461)	183,706
Interest and net investment income (loss)(2)	—	—	5,684	158	(1,214)	4,628
Adjusted EBITDA	90,204	67,221	40,736	15,848	(25,675)	188,334
Non-cash stock-based compensation expense	—	—	—	—	2,080	2,080
Non-cash credits attributable to purchase accounting(4)	(9)	(9)	—	—	—	(18)
Comparable Operating Performance	90,195	67,212	40,736	15,848	(23,595)	190,396
Restructuring charges(5)	685	485	—	16	407	1,593
Management and consulting fees(6)	—	—	—	—	1,875	1,875
Operating Performance	$90,880	$67,697	$40,736	$15,864	$(21,313)	$193,864

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$(665)	$(665)

Three months ended September 30, 2010

Operating income (loss)(1)	$66,730	$44,979	$28,777	$13,464	$(32,476)	$121,474
Depreciation and amortization expense	12,332	17,388	10,577	1,790	3,271	45,358
EBITDA	79,062	62,367	39,354	15,254	(29,205)	166,832
Interest and net investment income(2)	—	—	2,016	153	1,820	3,989
Residual value guarantee charge(3)	1,240	—	—	126	32	1,398
Adjusted EBITDA	80,302	62,367	41,370	15,533	(27,353)	172,219
Non-cash stock-based compensation expense	—	—	—	—	2,525	2,525
Non-cash credits attributable to purchase accounting(4)	(12)	(39)	(94)	—	—	(145)
Comparable Operating Performance	80,290	62,328	41,276	15,533	(24,828)	174,599
Restructuring charges (credits)(5)	695	1,061	—	61	(254)	1,563
Management and consulting fees(6)	—	—	—	—	1,875	1,875
Operating Performance	$80,985	$63,389	$41,276	$15,594	$(23,207)	$178,037

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$(2,147)	$(2,147)

(in thousands)	TruGreen	Terminix	American Home Shield	Service Master Clean	Other Operations and Headquarters	Total
Nine months ended September 30, 2011

Operating income (loss)(1)	$127,966	$172,123	$75,506	$39,498	$(84,572)	$330,521
Depreciation and amortization expense	30,977	55,734	25,663	4,687	9,470	126,531
EBITDA	158,943	227,857	101,169	44,185	(75,102)	457,052
Interest and net investment income (loss)(2)	—	—	8,270	158	(209)	8,219
Adjusted EBITDA	158,943	227,857	109,439	44,343	(75,311)	465,271
Non-cash stock-based compensation expense	—	—	—	—	6,251	6,251
Non-cash credits attributable to purchase accounting(4)	(28)	(36)	—	—	—	(64)
Comparable Operating Performance	158,915	227,821	109,439	44,343	(69,060)	471,458
Restructuring charges(5)	690	2,952	—	36	598	4,276
Management and consulting fees(6)	—	—	—	—	5,625	5,625
Operating Performance	$159,605	$230,773	$109,439	$44,379	$(62,837)	$481,359

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$(2,687)	$(2,687)

Nine months ended September 30, 2010

Operating income (loss)(1)	$80,248	$166,714	$57,245	$38,708	$(91,699)	$251,216
Depreciation and amortization expense	56,843	49,838	31,714	5,374	10,007	153,776
EBITDA	137,091	216,552	88,959	44,082	(81,692)	404,992
Interest and net investment income(2)	—	—	5,244	153	2,090	7,487
Residual value guarantee charge(3)	9,222	—	—	982	245	10,449
Adjusted EBITDA	146,313	216,552	94,203	45,217	(79,357)	422,928
Non-cash stock-based compensation expense	—	—	—	—	6,864	6,864
Non-cash credits attributable to purchase accounting(4)	(40)	(152)	(132)	—	—	(324)
Comparable Operating Performance	146,273	216,400	94,071	45,217	(72,493)	429,468
Restructuring charges (credits)(5)	6,657	1,139	(127)	61	1,266	8,996
Management and consulting fees(6)	—	—	—	—	5,625	5,625
Operating Performance	$152,930	$217,539	$93,944	$45,278	$(65,602)	$444,089

Memo: Items excluded from Operating Performance:
Operating Performance of discontinued operations(7)	$—	$—	$—	$—	$3,335	$3,335

(1)                                  Presented below is a reconciliation of total segment operating income to net income (loss).

	Three months ended September 30,
(In thousands)	2011	2010
Total Segment Operating Income	$145,499	$121,474
Non-operating Expense (Income):
Interest expense	68,317	71,256
Interest and net investment income	(4,628)	(3,989)
Other expense	174	209
Income from Continuing Operations before Income Taxes	$81,636	$53,998
Provision for income taxes	34,421	45,657
Income from Continuing Operations	47,215	8,341
Loss from discontinued operations, net of income taxes	(1,487)	(3,051)
Net Income	$45,728	$5,290

	Nine months ended September 30,
(In thousands)	2011	2010
Total Segment Operating Income	$330,521	$251,216
Non-operating Expense (Income):
Interest expense	205,210	217,083
Interest and net investment income	(8,219)	(7,487)
Other expense	522	556
Income from Continuing Operations before Income Taxes	$133,008	$41,064
Provision for income taxes	50,526	23,790
Income from Continuing Operations	82,482	17,274
Loss from discontinued operations, net of income taxes	(26,430)	(32,200)
Net Income (Loss)	$56,052	$(14,926)

(2)                                  Interest and net investment income (loss) is primarily comprised of investment income and realized gain (loss) on our American Home Shield segment investment portfolio. Cash and short- and long-term marketable securities associated with regulatory requirements in connection with American Home Shield and for other purposes totaled $245.5 million as of September 30, 2011. American Home Shield interest and net investment income was $5.7 million and $2.0 million for the three months ended September 30, 2011 and 2010, respectively, and $8.3 million and $5.2 million for the nine months ended September 30, 2011 and 2010, respectively. The balance of interest and net investment income primarily relates to (i) investment (loss) income from our employee deferred compensation trust (for which there is a corresponding and offsetting change in compensation expense within loss from continuing operations before income taxes) and (ii) interest income on other cash balances.

(3)                                  Represents non-cash residual value guarantee charges recorded in the three and nine months ended September 30, 2010 related to a synthetic lease for operating properties, which expired in July 2010.

(4)                                  The Merger was accounted for using purchase accounting. This adjustment represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(5)                                  Represents restructuring charges related to a reorganization of field leadership and a restructuring of branch operations at TruGreen, a branch optimization project at Terminix and other restructuring costs.

(6)                                  Represents management and consulting fees payable to certain related parties.

(7)                                  The table below presents reconciliations of operating loss, the most directly comparable financial measure under GAAP, to EBITDA and Operating Performance for the periods presented.

	Three months ended September 30,
(In thousands)	2011	2010
Operating loss	$(665)	$(5,040)
Interest expense	—	11
Depreciation and amortization expense	—	2,909
EBITDA(1)	(665)	(2,120)
Non-cash credits attributable to purchase accounting	—	(154)
Comparable Operating Performance	(665)	(2,274)
Restructuring charges	—	127
Operating Performance	$(665)	$(2,147)

	Nine months ended September 30,
(In thousands)	2011	2010
Operating loss	$(5,855)	$(5,702)
Interest expense	16	34
Depreciation and amortization expense	3,509	8,684
EBITDA(1)	(2,330)	3,016
Non-cash credits attributable to purchase accounting	(154)	(466)
Comparable Operating Performance	(2,484)	2,550
Restructuring (credits) charges	(203)	785
Operating Performance	$(2,687)	$3,335

(1)                                  There are no adjustments necessary to reconcile EBITDA to Adjusted EBITDA for the three and nine months ended September 30, 2011 and 2010.

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “is optimistic,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. Forward-looking statements include, without limitation, all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs, assumptions or current expectations concerning, among other things, the sharing of best practices and talent across our businesses; financial position; results of operations; cash flows; prospects; growth strategies and/or expectations; capital expenditures and requirements; customer retention; the continuation of acquisitions; fuel prices; attraction and retention of key personnel; the impact of interest rate hedges and fuel swaps; the cost savings from restructurings and reorganizations and expected charges related to such restructurings and reorganizations; the impact on the amount of unrecognized tax benefits resulting from pending tax settlements and expiration of statutes of limitations; the valuation of marketable securities; estimates of accruals for self-insured claims related to workers’ compensation, auto and general liability risks; estimates of accruals for home service contract claims; the outcome (by judgment or settlement) and costs of legal or administrative proceedings, including, without limitation, collective, representative or class action litigation; post-closing purchase price adjustments, including, without limitation, items related to working capital and potential indemnification claims associated with the TruGreen LandCare disposition; our ability to renegotiate or extend the $50.0 million receivable securitization arrangement; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the market segments in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and cash flows, and the development of the market segments in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including, without limitation, the risks and uncertainties discussed in Item 1A—Risk Factors in Part I of the 2010 Form 10-K could cause actual results and outcomes to differ materially from those in the forward-looking statements. Additional factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•                  the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

•                  our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations and debt repurchases;

•                  changes in interest rates because a significant portion of our indebtedness bears interest at variable rates;

•                  our ability to secure sources of financing or other funding to allow for direct purchases or leasing of commercial vehicles, primarily for TruGreen and Terminix;

•                  changes in the source and intensity of competition in our market segments;

•                  our ability to attract and retain key personnel;

•                  weather conditions, including, without limitation, potential impacts, if any, from climate change, known and unknown, and seasonality factors that affect the demand for, or our ability to provide, our services and the cost of our claims and services;

•                  higher commodity prices and lack of availability thereof, including, without limitation, fuel and chemicals (primarily at TruGreen and Terminix) could impact our ability to provide our services and the profitability of our brands;

•                  increases in operating costs, such as higher insurance premiums, self-insurance costs and compensation and benefits costs, including, without limitation, costs related to the comprehensive health care reform law enacted in the first quarter of 2010;

•                  employee retention and labor shortages;

•                  epidemics, pandemics or other public health concerns or crises that could affect the demand for, or our ability to provide our services, resulting in a reduction in revenues;

•                  a continuation or change in general economic, financial and credit conditions in the United States and elsewhere (for example, any adverse developments in the global credit and financial markets due to the recent downgrade of the U.S. long-term sovereign credit rating or the European debt crisis), especially as such may affect home sales, consumer or business liquidity, bank failures, consumer or commercial confidence or spending levels including as a result of inflation or deflation, unemployment, interest rate fluctuations, mortgage foreclosures and subprime credit dislocations;

•                  a failure of any insurance company that provides insurance or reinsurance to us or of third party contract partners, including counterparties on our fuel and interest rate swaps;

•                  changes in the type or mix of our service offerings or products;

•                  existing and future governmental regulation and the enforcement thereof, including, without limitation, regulation relating to the environment; restricting or banning of telemarketing; door-to-door solicitation; direct mail or other marketing activities; the Termite Inspection and Protection Plan; chemicals used in our businesses; or other legislation, regulation or interpretations impacting our business models;

•                  laws and regulations relating to financial reform and the use of derivative instruments, including by companies such as ServiceMaster;

•                  the success of, and costs associated with, restructuring initiatives;

•                  the number, type, outcomes (by judgment or settlement) and costs of legal or administrative proceedings, including, without limitation, collective, representative or action litigation;

•                  labor organizing activities at the Company or its franchisees;

•                  risk of liabilities being passed through from our franchisees;

•                  risks associated with acquisitions, including, without limitation, retaining customers from businesses acquired, difficulties in integrating acquired businesses and achieving expected synergies therefrom;

•                  risks associated with dispositions, for example, post-closing claims being made against us, post-closing purchase price adjustments (including, without limitation, items related to working capital), disruption to our other businesses during the sale process or thereafter; credit risks associated with any buyer of such disposed businesses and the Company’s ability to collect funds due from any such buyer related to seller financings, licensing arrangements or transition service arrangements;

•                  constraints associated with non-compete agreements or other restrictive covenants entered into by the Company, including, without limitation, in connection with business dispositions or strategic contracts and which may restrict the Company’s ability to conduct business in particular market segments or compete in particular geographic regions;

•                  risks associated with budget deficits at federal, state and local levels resulting from economic conditions, which could result in federal, state and local governments decreasing their purchasing of our products or services and/or increasing taxes or other fees on businesses to generate more tax revenues, which could adversely impact our business, financial position, results of operations and cash flows;

•                  regulations imposed by several states related to our home service and insurance subsidiaries limiting the amount of funds that can be paid to the Company by its subsidiaries;

•                  changes in claims trends in our medical plan and our automobile, general liability and workers’ compensation program;

•                  the cost, timing, structuring or results of our business process outsourcing, including, without limitation, any current or future outsourcing (or insourcing) or restructuring of all or portions of our information technology, call center, certain human resource functions and other corporate functions, and risks associated with such outsourcing (or insourcing) or restructuring;

•                  successful implementation of upgrades to our information technology systems that are being undertaken, among other reasons, to enhance customer service; protect against theft of customer and corporate sensitive information; and minimize disruptions in the Company’s operations; and

•                  other factors described from time to time in documents that we file with the SEC.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.